UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2008

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33274	20-5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440-808-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           At the TravelCenters of America LLC (the “Company”) annual meeting of shareholders held on June 13, 2008 (the “Meeting”), Arthur G. Koumantzelis was a candidate for re-election as an Independent Director and Barry M. Portnoy was a candidate for re-election as a Managing Director.  Mr. Koumantzelis received the affirmative vote of 6,037,927 shares of the total 10,787,433 shares voted with regard to his election, representing approximately 56% of the shares voted regarding his election and approximately 42% of the total 14,489,265 shares outstanding and eligible to vote at the Meeting.  Mr. Portnoy received the affirmative vote of 6,001,360 shares of the total 10,787,433 shares voted with regard to his election, representing approximately 56% of the shares voted at the Meeting regarding his election and approximately 41% of the total 14,489,265 shares outstanding and eligible to vote at the Meeting.  Because they had not received affirmative votes from majorities of the shares eligible to vote regarding their elections, immediately following the Meeting each of Messrs. Portnoy and Koumantzelis resigned as directors of the Company.

On June 13, 2008, John R. Hoadley, then Executive Vice President of the Company, terminated his employment with the Company.  Mr. Hoadley was a “named executive officer” of the Company, as that term is defined under the rules and regulations of the Securities and Exchange Commission (“SEC”), as of December 31, 2007 because he had served as the Company’s Chief Financial Officer and Treasurer from January 2007 to November 2007.

(d)           On June 13, 2008, after the resignation of Messrs. Koumantzelis and Portnoy, referenced above in section (b) of this Item 5.02 of this report, the remaining members of the Board of Directors of the Company (the “Board”) unanimously voted to elect Messrs. Koumantzelis and Portnoy to fill the two vacancies on the Board, with Mr. Koumantzelis as the Group I Independent Director and Mr. Portnoy as the Group I Managing Director.  The Board also appointed Mr. Koumantzelis to serve on the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee and designated him as the Audit Committee’s “financial expert”, as determined pursuant to the rules of the SEC and the American Stock Exchange.  Mr. Koumantzelis was also appointed as the chair of the Audit Committee.

The Company was created as a 100% subsidiary of Hospitality Properties Trust (Hospitality Properties Trust and its applicable subsidiaries are referred to as “Hospitality Trust”).  On January 31, 2007, Hospitality Trust purchased the Company’s predecessor, TravelCenters of America, Inc. (“TA, Inc.”), for approximately $1.9 billion.  Simultaneously with that purchase, Hospitality Trust restructured TA, Inc.’s business as follows: (i) Hospitality Trust retained the real estate of 146 of the 163 travel centers then operated or franchised by TA, Inc. and other assets; (ii) TA, Inc.’s operating business and all its assets not retained by Hospitality Trust, plus approximately $200 million of net working capital, were contributed to the Company; (iii) the Company entered a long term lease for TA, Inc.’s real estate retained by Hospitality Trust; and (iv) all of the Company’s shares were spun off to Hospitality Trust’s shareholders on January 31, 2007 and the Company became a separate public company.

Messrs. Koumantzelis and Portnoy were trustees of Hospitality Trust at the time the Company was created. Mr. Koumantzelis resigned and ceased to be a trustee of Hospitality

Trust shortly before he first joined the Board in January 2007.  Mr. Portnoy remains a trustee of Hospitality Trust.

In addition to the Company’s spin off from Hospitality Trust on January 31, 2007, the Company completed another transaction together with Hospitality Trust in 2007.  On May 30, 2007, the Company purchased Petro Stopping Centers, L.P. for $63.6 million and Hospitality Trust purchased Petro Stopping Centers Holdings, L.P. for approximately $655.0 million.  Simultaneously with these purchases, the Company leased 40 Petro travel centers from Hospitality Trust pursuant to the Company’s Petro lease (as defined below).  With respect to the leases with Hospitality Trust, references to the “Company” in this report, include the Company’s applicable subsidiaries, which are the lessees under those leases.

The Company has two leases with Hospitality Trust pursuant to which the Company leases 185 travel centers from Hospitality Trust.  One lease, which the Company refers to as its TA lease, is for 145 travel centers the Company operates under the “TravelCenters of America” or “TA” brand names.  The TA lease became effective on January 31, 2007.  The other lease, which the Company refers to as its Petro lease, is for 40 travel centers the Company operates under the “Petro” brand name.  The Petro lease became effective on May 30, 2007.  The TA lease expires on December 31, 2022.  The Petro lease expires on June 30, 2024, and may be extended by the Company for up to two additional periods of 15 years each.  Both the TA lease and the Petro lease are so called “triple net” leases, which require the Company to pay all costs incurred in the operation of the leased travel centers, including personnel, utilities, acquiring inventories, services to customers, insurance, real estate and personal property taxes and ground lease payments, if any.  The minimum rent payable by the Company to Hospitality Trust under the TA lease increases annually during the first six years of the lease term from $153.5 million to $175.0 million and may increase if Hospitality Trust purchases improvements to the leased properties in excess of $125.0 million, subject to possible discounting (see below).  The Petro lease requires the Company to pay minimum annual rent of $62.2 million to Hospitality Trust.  Starting in 2012 and 2013, respectively, the TA lease and Petro lease require the Company to pay Hospitality Trust additional rent equal to 3% of increases in nonfuel gross revenues and 0.3% of increases in gross fuel revenues at the leased travel centers over base amounts.  The increases in percentage rents attributable to fuel revenues are subject to a maximum each year calculated by reference to changes in the consumer price index.  Hospitality Trust has agreed to purchase up to $25.0 million of qualified improvements to the leased properties annually for the first five years of the TA lease.  If sales of improvements are less than $25.0 million in one year, the Company may sell such shortfall to Hospitality Trust in subsequent years; provided, however, none of the $125.0 million is available after December 31, 2015.  All improvements purchased are owned by Hospitality Trust.  There will be no adjustment in the Company’s rent as these improvements are sold to Hospitality Trust.  The Company may elect to sell such improvements to Hospitality Trust on an expedited schedule.  If such improvements are sold prior to the times originally established in the original TA lease, the $125.0 million maximum is discounted according to a present value formula established in the TA lease.  The Company may request that Hospitality Trust purchase improvements at the leased travel centers, in addition to the $125.0 million described above, in return for minimum annual rent increases according to a formula:  the minimum rent per year will be increased by an amount equal to the amount funded by Hospitality Trust times the greater of (i) 8.5% or (ii) a benchmark U.S. Treasury interest rate plus 3.5%.  The Company is also required to generally indemnify Hospitality Trust for certain environmental matters and for liabilities which arise during the terms of the leases from ownership or operation of the leased travel centers.  During 2007, the Company paid cash rent of $177.1 million under its leases with Hospitality Trust, it sold $25.0 million of improvements to Hospitality Trust without rent adjustment and sold $1.4 million of leasehold improvements to Hospitality Trust for increased rent of $122,000 annually.  During the quarter ended March 31, 2008, the Company paid cash rent of $54.6 million under its leases with Hospitality Trust.  There were no sales of improvements by the Company to Hospitality Trust during the quarter ended March 31, 2008.  At March 31, 2008, other current liabilities on the Company’s consolidated balance sheet included $18.3 million for accrued rent due to Hospitality Trust.  U.S. generally accepted accounting principles provide for complex accounting treatment for the Company’s two leases with Hospitality Trust, which has various effects on the Company’s financial statements.  For a further description of the Company’s accounting for its leases with Hospitality Trust, see the Company’s audited 2007 financial statements and the notes accompanying those financial statements which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which has been previously filed with the SEC.

At the time the Company became a separate publicly owned company as a result of the distribution of its shares to Hospitality Trust’s shareholders, the Company entered a management and shared services agreement with Reit Management & Research LLC (“Reit Management”).  Reit Management also provides management services to Hospitality Trust.  Mr. Portnoy is the chairman and majority owner of Reit Management.  Mr. Portnoy devotes the majority of his time to Reit Management.  Adam D. Portnoy is the President and Chief Executive Officer and an owner of Reit Management.  Adam D. Portnoy is the son of Barry M. Portnoy.  Reit Management has approximately 500 employees and provides management services to other publicly owned companies in addition to the Company and Hospitality Trust, and an affiliate of Reit Management is a registered investment advisor which manages eight mutual funds.  Pursuant to this agreement, Reit Management oversees and assists the Company with various aspects of the Company’s business, which may include, but are not limited to, compliance with various laws and rules applicable to the Company’s status as a publicly owned company, maintenance of its travel centers, site selection for properties on which new travel centers may be developed, identification of, and purchase negotiation for, travel centers and travel center companies, accounting and financial reporting, capital markets and financing activities, investor relations and general oversight of the Company’s daily business activities, including legal and tax matters, human resources, insurance programs, management information systems and the like. Under its management and shared services agreement, the Company pays Reit Management an annual fee equal to 0.6% of the sum of its gross fuel margin (which is its fuel sales revenues less its cost of fuel purchased) plus its total non-fuel revenues.  The fee is payable monthly based on the prior month’s margins and revenues.  During 2007 and the quarter ended March 31, 2008, this fee totaled $7.1 million and $2.0 million, respectively.  In addition, Reit Management provides internal audit services to the Company in return for the Company’s pro rata share of the total internal audit costs incurred by Reit Management for it and other publicly owned companies managed by Reit Management and its affiliates, which amounts are subject to determination by the Company’s Compensation Committee.  In 2007, the total amount the Company paid Reit Management for internal audit services was $113,000.

The terms of the Company’s agreements with Hospitality Trust and Reit Management require that the Company afford Hospitality Trust a right of first refusal to purchase, lease,

mortgage or otherwise finance any interest the Company owns in a travel center before it sells, leases, mortgages or otherwise finances that travel center with another party, and that the Company afford Hospitality Trust and any other company managed by Reit Management a right of first refusal to acquire or finance any real estate of the types in which they invest before the Company does.  The Company also agreed under these agreements to not permit:  the acquisition by any person or group of beneficial ownership of 9.8% or more of the voting shares or the power to direct the management and policies of the Company or any of its subsidiary tenants or guarantors under its leases with Hospitality Trust; the sale of a material part of its assets or any such tenant or guarantor; or the cessation of certain continuing directors constituting a majority of the Board or the boards of any such tenant or guarantor.

The foregoing descriptions of the Company’s agreements with Hospitality Trust and Reit Management are summaries and are qualified in their entirety by the terms of the agreements.  A further description of the terms of those agreements is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which has been previously filed with the SEC.  In addition, copies of those agreements are filed with the SEC and may be obtained from the SEC’s website at www.sec.gov.

The Company believes that its agreements with Hospitality Trust and Reit Management are on commercially reasonable terms which are beneficial to it.  Nonetheless, because of the Company’s various relationships with Hospitality Trust and Reit Management it is possible that some investors may assert that the Company might have obtained more favorable terms but for these relationships.  In fact, a purported shareholder derivative action has been commenced against the Company, its directors, Hospitality Trust and Reit Management which alleges, among other matters, that the rent the Company agreed to pay in the Petro transaction described above is too high.  The terms of the Company’s limited liability company agreement and of its agreements with Hospitality Trust and Reit Management may require that the Company indemnify its directors, Hospitality Trust and Reit Management for liabilities, costs and expenses incurred by them in connection with this litigation.

(e)           In connection with the termination of Mr. Hoadley’s employment with the Company, which termination is further reported above in section (b) of this Item 5.02 of this report, on June 13, 2008, Mr. Hoadley and the Company entered into a letter agreement and an Accelerated Vesting Agreement, each dated June 13, 2008.  Pursuant to those agreements, the 6,000 common shares of the Company previously granted to Mr. Hoadley by the Company pursuant to the Company’s equity compensation plan and which, prior to entering into those agreements, were not vested, fully vested effective June 13, 2008, subject to Mr. Hoadley timely paying the estimated withholding taxes in connection with that share acceleration, as determined by those agreements.  The foregoing description of those agreements is not complete and is qualified in its entirety by reference to those agreements, copies of which are filed with this report as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter agreement, dated June 13, 2008, among TravelCenters of America LLC and John R. Hoadley.

10.2	Accelerated Vesting Agreement, dated as of June 13, 2008, by and among TravelCenters of America LLC and John R. Hoadley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

	By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President and Chief Financial Officer

Dated: June 19, 2008

EXHIBIT INDEX

Exhibit	Description

10.1	Letter agreement, dated June 13, 2008, among TravelCenters of America LLC and John R. Hoadley.

10.2	Accelerated Vesting Agreement, dated as of June 13, 2008, by and among TravelCenters of America LLC and John R. Hoadley.